Exhibit 99.1

News Release

Prologis to Acquire Liberty Property Trust for $12.6 Billion

One of the highest-quality U.S. logistics REITs will merge into the Prologis platform

SAN FRANCISCO and WAYNE, Pa, October 27, 2019 -- Prologis, Inc. (NYSE: PLD) and Liberty Property Trust (NYSE: LPT) today announced that the two companies have entered into a definitive merger agreement by which Prologis will acquire Liberty in an all-stock transaction, valued at approximately $12.6 billion, including the assumption of debt. The board of directors of Prologis and the board of trustees of Liberty have each unanimously approved the transaction.

“Liberty’s logistics assets are highly complementary to our U.S. portfolio and this acquisition increases our holdings and growth potential in several key markets,” said Prologis chairman and CEO Hamid R. Moghadam. “The strategic fit between the portfolios allows us to capture immediate cost and long-term revenue synergies.”

The transaction deepens Prologis’ presence in target markets such as Lehigh Valley, Chicago, Houston, Central PA, New Jersey and Southern California.

The acquisition on an owned and managed basis comprises:

▪	107 million square foot logistics operating portfolio; 87 percent overlap with key markets
▪	5.1 million square feet of logistics development in progress
▪	1,684 acres of land for future logistics development with build-out potential of 19.7 million square feet
▪	4.9 million square foot office operating and development portfolio

Prologis plans to dispose of approximately $3.5 billion of assets on a pro rata share basis. This includes $2.8 billion of non-strategic logistics properties and $700 million of office properties.

"Liberty and Prologis represent two of the finest teams of real estate professionals and two of the finest portfolios of industrial real estate ever assembled," said Bill Hankowsky, Liberty chairman and chief executive officer. "The joining of these two platforms at this moment, when industrial logistics has become so pivotal to the new economy, will further the industry's ability to support the nation's supply chain and enhance value creation for our combined shareholders. It is a testament to Liberty's outstanding teams of professionals, both present and past.”

“Liberty’s high-quality logistics real estate will strengthen our portfolio as well as our customer roster,” said Prologis chief investment officer Eugene F. Reilly. “We are also excited about the caliber of talent at Liberty and expect a number of their employees to join us to help manage the portfolio and execute on capital deployment.”

This transaction is anticipated to create immediate cost synergies of approximately $120 million from corporate general and administrative cost savings, operating leverage, lower interest expense and lease adjustments. Initially, this transaction is expected to increase annual core funds from operations* (Core FFO) per share by $0.10-$0.12. Upon stabilization of the acquired development assets, completion of the planned non-strategic asset sales and redeployment of the related proceeds, annual stabilized Core FFO per share is forecasted to increase by an additional $0.04 per share for a total of $0.14-$0.16.

Further, there are future synergies with the potential to generate approximately $60 million in annual savings, including $10 million from revenue synergies and $50 million from incremental development value creation.

“The execution of this transaction is further evidence of the strength of Prologis’ balance sheet and will create significant additional capital from the future sale of the non-core assets,” said Prologis chief financial officer Thomas S. Olinger. “The combination of these portfolios will drive incremental Core FFO growth and long-term shareholder value.”

Under the terms of the agreement, Liberty shareholders will receive 0.675x of a Prologis share for each Liberty share they own. The transaction, which is currently expected to close in the first quarter of 2020, is subject to the approval of Liberty shareholders and other customary closing conditions.

BofA Securities and Morgan Stanley are acting as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Prologis. Goldman Sachs and Citigroup are acting as financial advisors and Morgan, Lewis and Bockius LLP is serving as legal advisor to Liberty.

*This is a non-GAAP financial measure. Due to the impact of non-cash real estate depreciation, Prologis expects the acquisition to be dilutive to net earnings. See our Third Quarter 2019 Supplemental Information Report for our definition of Core FFO.

Webcast & Conference Call Information
Prologis will host a webcast and conference call tomorrow to discuss the transaction. Here are the event details:

Monday, October 28, 2019, at 10:00 a.m. U.S. Eastern time.

▪	Live webcast at http://ir.Prologis.com by clicking Events & Presentations.
▪	Liberty website link for webcast: https://ir.libertyproperty.com/
▪	Dial in: +1 (877) 209-4258 (toll-free from the United States and Canada) or +1 (647) 689-5198 (from all other countries) and enter Passcode 1067248.

A telephonic replay will be available October 28 to November 4 at +1 (800) 585-8367 (from the United States and Canada) or +1 (416) 621-4642 (from all other countries) using conference code 1067248. The webcast replay will be posted when available in the Investor Relations "Events & Presentations" section at www.prologis.com.

About Prologis
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2019, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 797 million square feet (74 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,100 customers principally across two major categories: business-to-business and retail/online fulfillment.

About Liberty Property Trust

Liberty Property Trust is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. Liberty's 112 million square foot operating portfolio provides productive work environments to 1,200 tenants.

CONTACTS:

Prologis:
Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco
Media: Melissa Sachs, Tel: +1 415 733 7579, msachs@prologis.com, San Francisco

Liberty:

Investors/Media: Jeanne Leonard, Tel: +1 610 648 1704, jleonard@libertyproperty.com, Philadelphia

Additional Information
In connection with the proposed transaction, Prologis will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a document that serves as a prospectus of Prologis and a proxy statement of Liberty (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to Liberty’s shareholders. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Prologis or Liberty. The documents filed by Prologis with the SEC may be obtained free of charge at Prologis’ website at the Investor Relations section of http://ir.Prologis.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Prologis by requesting them from Investor Relations by mail at Pier 1, Bay 1, San Francisco, CA 94111 or by telephone at 415-394-9000. The documents filed by Liberty with the SEC may be obtained free of charge at Liberty’s website at the Investor Relations section of https://ir.libertyproperty.com/sec-filings or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Liberty by requesting them by mail from Investor Relations, 650 E. Swedesford Rd., Wayne, PA 19087.

Participants in the Solicitation
Prologis and Liberty and their respective directors, trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Prologis’ directors and executive officers is available in Prologis’ Annual Report on Form10-K for the fiscal year ended December 31, 2018, and in its proxy statement dated March 22, 2019, for its 2019 Annual Meeting of Shareholders. Information about Liberty’s trustees and executive officers is available in Liberty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its proxy statement dated April 26, 2019, for its 2019 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Prologis or Liberty as indicated above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-looking Statements
The statements in this communication that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and Liberty operate as well as beliefs and assumptions of management of Prologis and management of Liberty. Such statements involve uncertainties that could significantly impact financial results of Prologis or Liberty. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” and “estimates” including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or Liberty expect or anticipate will occur in the future—including statements relating to the potential benefits of the proposed merger, the expected timing to complete the proposed merger, rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis and Liberty operate, debt, capital structure and financial position, Prologis’ ability to form newco-investment ventures and the availability of capital in existing or newco-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of REIT status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish newco-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks associated with achieving expected revenue synergies or cost savings; (xi) risks associated with the expected benefits of the proposed merger, the ability to consummate the merger and the timing of the closing of the merger and (xii) those additional risks and factors discussed in the reports filed with the SEC by Prologis and Liberty from time to time, including those discussed under the heading “Risk Factors” in the irrespective most recently filed reports on Form 10-K and 10-Q. Neither Prologis nor Liberty undertakes any duty to update any forward-looking statements appearing in this communication except as may be required by law.